EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We hereby consent to the incorporation by reference in the prospectus constituting a part of the Company’s Registration Statement on Form S-8 of our report dated February 17, 2005, appearing in the Annual Report on Form 10-KSB of the Company for the year ended December 31, 2004.

Our report contains an explanatory paragraph regarding Veridium Corporation’s ability to continue as a going concern.

/s/ WithumSmith & Brown, P.C.
WithumSmith+Brown, P.C.
New Brunswick, New Jersey
December 6, 2005